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Exhibit 99(b)

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

        I, Stephen D. Farber, in my capacity as the Chief Financial Officer of Tenet Healthcare Corporation, certify that (i) the Transition Report on Form 10-K for the seven-month transition period ended December 31, 2002 (the "Transition Form 10-K"), filed with the Securities and Exchange Commission on May 15, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Transition Form 10-K fairly presents, in all material respects, the consolidated financial condition and results of operations of Tenet Healthcare Corporation and its subsidiaries.

/s/ STEPHEN D. FARBER Stephen D. Farber
May 15, 2003

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Transition Form 10-K or as a separate disclosure document.

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CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE